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                                                                    EXHIBIT 10.8



                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT


        This Executive Officer Employment Agreement ("Agreement") is entered into as of September 1, 2000, by and between CALLAWAY GOLF EUROPE LTD., a United Kingdom corporation (the "Company") and wholly owned subsidiary of Callaway Golf Company, a Delaware corporation ("Callaway Golf"), and IAN B. ROWDEN ("Employee"). This Agreement is subject to the approval of the Board of Directors of Callaway Golf.

        1. TERM. The Company hereby employs Employee and Employee hereby accepts employment pursuant to the terms and provisions of this Agreement for the period commencing September 1, 2000 and terminating December 31, 2003, unless this Agreement is earlier terminated as hereinafter provided. Employee agrees to report to work at the Company on or before September 1, 2000.

        2. SERVICES.

               (a) Employee shall serve as Executive Vice President, Global Advertising of the Company. Employee's duties shall be the usual and customary duties of the offices in which he serves. Employee shall report to the Managing Director of the Company. The Chief Executive Officer of Callaway Golf Company may change Employee's title, position and/or duties at any time commensurate with Employee's training and experience; provided, however, that such change shall not result in a material diminishment in the title, position, duties, responsibilities or status of the Employee or make it unreasonably difficult for Employee to maintain the principal residence he had immediately preceding the change. It is anticipated that Employee will travel to the United States during the first few months of his employment for training in various areas including corporate procedures, products, and current advertising strategies of Callaway Golf. Employee will assist the Company with the new product launch in mid-October 2000.

               (b) Employee shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

        3. SERVICES TO BE EXCLUSIVE. During the term hereof, Employee agrees to devote his or her full productive time and best efforts to the performance of Employee's duties hereunder pursuant to the supervision and direction of the Managing Director. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company or otherwise receiving compensation or other consideration from the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Employee further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require. Nothing herein contained shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Employee's work for the Company.

        4. COMPENSATION.

               (a) The Company agrees to pay Employee a base salary at the rate of Pound Sterling264,920 per year, prorated for the year 2000.


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               (b) Signing Bonus. Company shall pay Employee a one-time signing bonus of Pound Sterling66,230, which is to be paid to Employee on the date Employee actually commences employment pursuant to this Agreement.

               (c) The Company shall provide Employee an opportunity to earn an annual bonus based upon participation in Callaway Golf's officer bonus plan as it may or may not exist from time to time. Employee acknowledges that all bonuses are discretionary, that the current officer bonus plan does not include any nondiscretionary bonus plan, and that the Company does not contemplate establishing any nondiscretionary bonus plan applicable to Employee. For the year 2000, the Company guaranties Employee a minimum bonus of Pound Sterling26,492, to be paid at the time of payment of all officer bonuses for the year 2000. For the year 2001, the Company guaranties Employee a minimum bonus of Pound Sterling66,230, provided bonus payments to officers of the Company are approved for the year 2001 by Callaway Golf's Board of Directors.

               (d) Employee is responsible for payment of taxes on income earned while employed by the Company. The Tax Department at Callaway Golf will assist Employee with any tax issues that may arise.

        5. EXPENSES AND BENEFITS.

               (a) Reasonable and Necessary Expenses. In addition to the compensation provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary, and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company and its Managing Director.

               (b) Vacation. Employee shall receive four (4) weeks paid vacation for each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused vacation will be carried forward from year to year. The maximum vacation time Employee may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in lieu of providing time off.

               (c) Benefits. During Employee's employment with the Company pursuant to this Agreement, the Company shall provide for Employee to:

                      (i) participate in the Company's health insurance as the same may be modified from time to time;

                      (ii) if Employee elects to purchase a personal term life insurance policy in the face amount of up to Pound Sterling662,300, and is insurable under usual underwriting standards, the Company will reimburse Employee for the cost of said policy, unless and until the Company can provide term life insurance for the same face amount; and

                      (iii) participate in any other benefit plans the Company provides from time to time to executive officers. It is understood that benefit plans within the meaning of this subsection do not include compensation or bonus plans.



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               (d) Stock Options. Pursuant to a separate stock option agreement and subject to the approval of the Stock Option Committee (Employee Plans) of the Board of Directors of Callaway Golf ("Stock Option Committee"), Employee shall be provided options to purchase up to 300,000 shares of the common stock of Callaway Golf, which options shall vest, provided Employee is then currently employed by the Company or its affiliates, and not in breach of this Agreement, as follows:

                      100,000 shares on December 31, 2000;
                      100,000 shares on December 31, 2001; and
                      100,000 shares on December 31, 2002.

The options shall be granted as of the date Employee reports to work at the Company. The option price per share shall be the NYSE closing price of Callaway Golf common stock on the date Employee reports to work at the Company. The options will be subject to the terms and conditions of a separate written stock option agreement.

                      The options will contain such reasonable restrictions as determined by the Stock Option Committee, including without limitation, cancellation of options or forfeiture of gain upon exercise, if Employee discloses the confidential information of the Company or Callaway Golf and its subsidiaries, or competes with the business of the Company or Callaway Golf and its subsidiaries.

        6. PENSION. Employee will be permitted to participate in the Company's Pension Scheme as adopted and modified from time to time.

        7. NONCOMPETITION.

               (a) Other Business. To the fullest extent permitted by law, Employee agrees that, while employed by the Company or otherwise receiving compensation or other consideration from the Company, Employee will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

               (b) Other Employees. Except as may be required in the performance of his duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company or any of its affiliates to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company or any of its affiliates for a period of one (1) year from the date Employee ceases to be employed by the Company.

               (c) Suppliers. While employed by the Company, and for one (1) year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company or any of its affiliates to diminish or cease furnishing such goods, services or credit.

               (d) Conflict of Interest. While employed by the Company, Employee shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.



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               (e) Non-Interference. While employed by the Company, and for one
(1) year thereafter, Employee shall not in any way undertake to harm, injure or disparage the Company, its officers, directors, employees, agents, affiliates, vendors, products, or customers, or their successors, or in any other way exhibit an attitude of hostility toward them. Employee understands that it is the policy of the Company that only the Managing Director and the Chief Executive Officer or President of Callaway Golf and their specific designees may speak to the press or media about the Company or its business, and agrees not to interfere with the Company's press and public relations by violating this policy.

        8. TERMINATION.

               (a) Termination at the Company's Convenience. Employee's employment under this Agreement may be terminated by the Company at its convenience at any time. In the event of a termination by the Company for its convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee as of the date of such termination. In addition to the foregoing, and subject to the provisions of Section 20, Employee shall be entitled to Special Severance equal to (i) severance payments equal to Employee's former base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the greater of the remainder of the term of this Agreement or twelve (12) months from the date of termination; (ii) the payment of premiums owed for COBRA insurance benefits for a period of time equal to twelve (12) months from the date of termination; and (iii) no other severance.

               (b) Termination by the Company for Substantial Cause. Employee's employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection failure by Employee to substantially perform his or her duties, breach of this Agreement, or misconduct, including but not limited to, dishonesty, theft, use or possession of illegal drugs during work and/or felony criminal conduct.

               (c) Termination by Employee for Substantial Cause. Employee's employment under this Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee as of the date of such termination. In addition to the foregoing, and subject to the provisions of
Section 20, Employee shall be entitled to Special Severance equal to (i) severance payments equal to Employee's former base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the greater of the remainder of the term of this Agreement or twelve (12) months from the date of termination; (ii) the payment of premiums owed for COBRA insurance benefits for a period of time equal to twelve (12) months from the date of termination; and (iii) no other severance. "Substantial cause" shall mean for purposes of this subsection a material breach of this Agreement by the Company.

               (d) Termination Due to Permanent Disability. Subject to all applicable laws, Employee's employment under this Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. Permanent disability shall be defined as Employee's failure to perform or being unable to perform all or substantially all of Employee's duties under this Agreement for a continuous period of more than six (6) months on account of any physical or mental disability, either as mutually agreed to by the parties or as reflected in the



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opinions of three qualified physicians, one of which has been selected by the
Company, one of which has been selected by Employee, and one of which has been selected by the two other physicians jointly. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) severance payments equal to Employee's former base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the greater of the remainder of the term of this Agreement or twelve (12) months from the date of termination; (iii) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; (iv) the payment of premiums owed for COBRA insurance benefits for a period of time equal to twelve
(12) months from the date of termination; and (v) no other severance. The Company shall be entitled to take, as an offset against any amounts due pursuant to subsections (i) and (ii) above, any amounts received by Employee pursuant to disability or other insurance, or similar sources, provided by the Company.

               (e) Termination Due to Death. Employee's employment under this Agreement shall be terminated immediately by the Company in the event of Employee's death. In the event of a termination due to Employee's death, Employee's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of death; (ii) severance payments equal to Employee's former base salary at the same rate and on the same schedule as in effect at the time of death for a period of time equal to the greater of the remainder of the term of this Agreement or twelve (12) months from the date of death; (iii) the immediate vesting of outstanding but unvested stock options held by Employee as of the date of death in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's death; and (iv) no other severance.

               (f) Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this Section 8, Employee shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment. The amounts payable to Employee pursuant to this Section 8 shall not be treated as damages, but as severance compensation to which Employee is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his or her employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Employee in other employment had Employee sought such other employment. The provisions of this Section 8 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company regarding any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

               (g) Termination By Mutual Agreement of the Parties. Employee's employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

               (h) Pre-Termination Rights. The Company shall have the right, at its option, to require Employee to vacate his office or otherwise remain off the Company's premises and to cease any and all activities on the Company's behalf without such action constituting a termination of employment or a breach of this Agreement.



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        9. RIGHTS UPON A CHANGE IN CONTROL.

               (a) If a Change in Control of the parent company, Callaway Golf Company, (as defined in Exhibit A hereto) occurs before the termination of Employee's employment hereunder, then this Agreement shall be extended (the "Extended Employment Agreement") in the same form and substance as in effect immediately prior to the Change in Control, except that the termination date, as specified pursuant to Section 1 of this Agreement, shall be three (3) years from the effective date of the Change in Control.

               (b) Notwithstanding anything in this Agreement to the contrary, if upon or at any time within one (1) year following any Change in Control that occurs during the term of this Agreement there is a Termination Event (as defined below), Employee shall be treated as if he had been terminated for the convenience of the Company pursuant to Section 8(a), and Employee shall be entitled to receive the same compensation and other benefits and entitlements as are described in Section 8(a), as appropriate, of this Agreement. Furthermore, the provisions of Section 8 shall continue to apply during the term of the Extended Employment Agreement except that, in the event of a conflict between
Section 8 and the rights of Employee described in this Section 9, the provisions of this Section 9 shall govern.

               (c) A "Termination Event" shall mean the occurrence of any one or more of the following, and in the absence of the Employee's permanent disability (defined in Section 8(d)), Employee's death, and any of the factors enumerated in Section 8(b) providing for termination by the Company for substantial cause:

                      (i) the termination or material breach of this Agreement by the Company;

                      (ii) a failure by the Company to obtain the assumption of this Agreement by any successor to the Company or any assignee of all or substantially all of the Company's assets;

                      (iii) any material diminishment in the title, position, duties, responsibilities or status that Employee had with the Company immediately prior to the Change in Control;

                      (iv) any reduction, limitation or failure to pay or provide any of the compensation, reimbursable expenses, stock options, incentive programs, or other benefits or perquisites provided to Employee under the terms of this Agreement or any other agreement or understanding between the Company and Employee, or pursuant to the Company's policies and past practices as of the date immediately prior to the Change in Control; or

                      (v) any requirement that Employee relocate or any assignment to Employee of duties that would make it unreasonably difficult for Employee to maintain the principal residence he or she had immediately prior to the Change in Control.

        10. SURRENDER OF EQUIPMENT, BOOKS AND RECORDS. Employee understands and agrees that all equipment, books, records, customer lists and documents connected with the business of the Company and/or its affiliates are the property of and belong to the Company. Under no circumstances shall Employee remove from the Company's facilities any of the Company's and/or its affiliates' equipment, books, records, documents, lists or any copies of the same without the Company's permission, nor shall Employee make any copies of the Company's and/or its affiliates' books, records, documents or lists for use outside the


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Company's office except as specifically authorized by the Company. Employee shall return to the Company and/or its affiliates all equipment, books, records, documents and customer lists belonging to the Company and/or its affiliates upon termination of Employee's employment with the Company.

        11. GENERAL RELATIONSHIP. Employee shall be considered an employee of the Company within the meaning of all applicable laws and regulations.

        12. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

               (a) As used in this Agreement, the term "Trade Secrets and Confidential Information" means information, whether written or oral, not generally available to the public, regardless of whether it is suitable to be patented, copyrighted and/or trademarked, which is received from the Company and/or its affiliates, either directly or indirectly, including but not limited to (i) concepts, ideas, plans and strategies involved in the Company's and/or its affiliates' products, (ii) the processes, formulae and techniques disclosed by the Company and/or its affiliates to Employee or observed by Employee, (iii) the designs, inventions and innovations and related plans, strategies and applications which Employee develops during the Term of this Agreement in connection with the work performed by Employee for the Company and/or its affiliates; and (iv) third party information which the Company and/or its affiliates has/have agreed to keep confidential.

               (b) Notwithstanding the provisions of subsection 12(a), the term "Trade Secrets and Confidential Information" does not include (i) information which, at the time of disclosure or observation, had been previously published or otherwise publicly disclosed; (ii) information which is published (or otherwise publicly disclosed) after disclosure or observation, unless such publication is a breach of this Agreement or is otherwise a violation of contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or (iii) information which, subsequent to disclosure or observation, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by Employee) and who is not required to refrain from disclosing such information to others.

               (c) While employed by the Company, Employee will have access to and become familiar with various Trade Secrets and Confidential Information. Employee acknowledges that the Trade Secrets and Confidential Information are owned and shall continue to be owned solely by the Company and/or its affiliates. Employee agrees that Employee will not, at any time, whether during or subsequent to Employee's employment by the Company and/or its affiliates, use or disclose Trade Secrets and Confidential Information for any competitive purpose or divulge the same to any person other than the Company or persons with respect to whom the Company has given its written consent, unless Employee is compelled to disclose it by governmental process. In the event Employee believes that Employee is legally required to disclose any Trade Secrets or Confidential Information, Employee shall give reasonable notice to the Company prior to disclosing such information and shall assist the Company in taking such legally permissible steps as are reasonable and necessary to protect the Trade Secrets or Confidential Information, including, but not limited to, execution by the receiving party of a non-disclosure agreement in a form acceptable to the Company.

               (d) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.



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        13. ASSIGNMENT OF RIGHTS.

               (a) As used in this Agreement, "Designs, Inventions and Innovations," whether or not they have been patented, trademarked, or copyrighted, include, but are not limited to designs, inventions, innovations, ideas, improvements, processes, sources of and uses for materials, apparatus, plans, systems and computer programs relating to the design, manufacture, use, marketing, distribution and management of the Company's and/or its affiliates' products.

               (b) As a material part of the terms and understandings of this Agreement, Employee agrees to assign to the Company and/or Callaway Golf all Designs, Inventions and Innovations developed, conceived and/or reduced to practice by Employee, alone or with anyone else, in connection with the work performed by Employee for the Company during Employee's employment with the Company, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

               (c) Employee agrees to disclose in writing to the Managing Director of the Company any Design, Invention or Innovation relating to the business of the Company and/or its affiliates, which Employee develops, conceives and/or reduces to practice in connection with any work performed by Employee for the Company, either alone or with anyone else, while employed by the Company and/or within twelve (12) months of the termination of employment. Employee shall disclose all Designs, Inventions and Innovations to the Company, even if Employee does not believe that he or she is required under this Agreement to assign his or her interest in such Design, Invention or Innovation to the Company. If the Company and Employee disagree as to whether or not a Design, Invention or Innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

               (d) The obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation that Employee developed entirely on Employee's own time without using the Company's equipment, supplies, facilities or Trade Secrets and Confidential Information except those Designs, Inventions or Innovations that either:

                      (i) Relate at the time of conception or reduction to practice to the Company's and/or its affiliates' business, or actual or demonstrably anticipated research of the Company and/or its affiliates; or

                      (ii) Result from any work performed by Employee for the Company and/or its affiliates.

               (e) Employee agrees that any Design, Invention and/or Innovation which is required under the provisions of this Agreement to be assigned to the Company and/or Callaway Golf shall be the sole and exclusive property of the Company and/or Callaway Golf. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to the Company and/or Callaway Golf, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents in all Designs, Inventions and Innovations belonging to the Company and/or Callaway Golf.

               (f) The provisions of this Section 13 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

        14. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Company. Employee shall



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have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee. The Company shall have the right to assign this Agreement to Callaway Golf.

        15. ATTORNEYS' FEES AND COSTS. If any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute or default in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees incurred in such action or proceeding.

        16. ENTIRE UNDERSTANDING. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

        17. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to Employee at his last known residence address and to the Company, as follows:

               Company:      Callaway Golf Europe Ltd.
                             Attention:  Patrice Hutin, Managing Director
                             Units A27
                             Barwell Business Park
                             Leatherhead Road
                             Chessington, Surrey KT92NY

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

        18. MISCELLANEOUS.

               (a) Headings. The headings of the several sections and paragraphs of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

               (b) Waiver. Failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

               (c) Applicable Law. This Agreement shall constitute a contract under the internal laws of England and shall be governed and construed in accordance with the laws of England as to both interpretation and performance.

               (d) Severability. In the event any provision or provisions of this Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

               (e) Advertising Waiver. Employee agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products of



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the Company and/or its affiliates, or the machinery and equipment used in the manufacture thereof, in which Employee's name and/or pictures of Employee taken in the course of Employee's provision of services to the Company and/or its affiliates, appear. Employee hereby waives and releases any claim or right Employee may otherwise have arising out of such use, publication or distribution.

               (f) Counterparts. This Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

        19. DEFINITION OF AFFILIATES. As defined herein, "affiliate" means any company:

               (a) which directly or indirectly controls the Company; or

               (b) which is directly or indirectly controlled by the Company; or

               (c) which is directly or indirectly controlled by a third party which directly or indirectly controls the Company.

        20. CONDITIONS ON SPECIAL SEVERANCE. Notwithstanding anything else to the contrary, it is expressly understood that any obligation of the Company to pay Special Severance pursuant to this Agreement shall be subject to:

               (a) Employee's continued compliance with the terms and conditions of Sections 7(a), 7(b), 7(c), 7(e), 12 and 13;

               (b) Employee must not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business which engages directly or indirectly in competition with the businesses of the Company or any of its affiliates, or have any interest, direct or indirect, in any person, firm, corporation, or venture which directly or indirectly competes with the businesses of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund; and

               (c) Employee must not, directly, indirectly, or in any other way, disparage the Company, its officers or employees, vendors, customers, products or activities, or otherwise interfere with the Company's press, public and media relations.


        21. CONDITIONS UPON TERMINATION OF EMPLOYMENT. It is recognized that during the term of this Agreement, Employee's employment with the Company may be terminated by the Company for any reason or for no reason and that there are no representations or understandings regarding future employment, in any capacity, beyond the term of this Agreement. Upon the termination of Employee's employment, unless either (a) Employee and the Company, or one of the Company's affiliates, have agreed in a signed writing to a continuing employment relationship beyond the term of this Agreement; or (b) the parties have otherwise mutually agreed in a signed writing, the following shall occur:

               (a) Employee shall resign as an employee of the Company, effective immediately and will accept four (4) weeks pay as payment in lieu of notice; and



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               (b) Employee hereby irrevocably waives any right to make a claim for a statutory redundancy payment and/or to make a claim for unfair dismissal.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

EMPLOYEE                               COMPANY

                                       Callaway Golf Europe Ltd.,
                                       a United Kingdom corporation



-----------------------------         By:
                                          --------------------------------------
Ian B. Rowden                          Charles J. Yash, Chairman




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

                                    EXHIBIT A

                                CHANGE IN CONTROL


        A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

        1. Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding Callaway Golf Company and its affiliates and any employee benefit or stock ownership plan of Callaway Golf Company or its affiliates, and also excluding an underwriter or underwriting syndicate that has acquired Callaway Golf Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of Callaway Golf Company's then outstanding securities entitled to vote generally in the election of directors; or

        2. Individuals who, as of the effective date hereof, constitute the Board of Directors of Callaway Golf Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Callaway Golf Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by Callaway Golf Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of Callaway Golf Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by Callaway Golf Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

        3. Consummation by Callaway Golf Company of the sale or other disposition by Callaway Golf Company of all or substantially all of Callaway Golf Company's assets or a reorganization or merger or consolidation of Callaway Golf Company with any other person, entity or corporation, other than

               (a) a reorganization or merger or consolidation that would result in the voting securities of Callaway Golf Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of Callaway Golf Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of Callaway Golf Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

               (b) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of Callaway Golf Company (or similar transaction) that does



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

not result in a material change in beneficial ownership of the voting securities of Callaway Golf Company or its successor; or

        4. Approval by the shareholders of Callaway Golf Company or an order by a court of competent jurisdiction of a plan of liquidation of Callaway Golf Company.



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